Exhibit 10.9

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into this 8th day of August, 2012 by and between LabStyle Innovations Corp., a Delaware corporation (the “Company”), and Oren Fuerst (the “Employee”).

WHEREAS, the Company entered into that certain Employment Agreement with the Employee, dated as of March 15, 2012 and effective November 1, 2011 (the “Employment Agreement”); and

WHEREAS, the Company and the Employee desire to amend Exhibit A to the Employment Agreement (“Exhibit A”) to increase the Employee’s annual base salary on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, and pursuant to Section 23 of the Employment Agreement, the parties hereby agree to amend the Employment Agreement, as follows:

1.            Amendment. The amount of the Salary granted to the Employee (set forth in Exhibit A and as defined under the Employment Agreement) is hereby amended and increases to $252,000 per year.

2.            Miscellaneous.

(a)          This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(b)          Except as modified and amended herein, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

(c)          This Amendment may be executed in counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

IN WITNESS WHEREOF the parties hereto have signed this Amendment as of the date first hereinabove set forth.

/s/ Shilo Ben Zeev	/s/ Oren Fuerst
LabStyle Innovations Corp.	Oren Fuerst
By: Shilo Ben Zeev
Title: President and COO